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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Stock Option Agreement, the 1995 Stock Option Plan and the 1998 Stock Option Plan of software.net Corporation of our report dated March 25, 1998, with respect to the consolidated financial statements of software.net Corporation included in its Registration Statement (Form S-1 No. 333-51121) filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG, LLP
                                        ----------------------------------------
                                        ERNST & YOUNG, LLP


San Jose, California
July 31, 1998



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